Exhibit 99.1

Home Bancorp Announces First Quarter 2017 Results And Increases Its Quarterly Dividend

LAFAYETTE, La., April 25, 2017 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported net income of $5.0 million for the first quarter of 2017, an increase of $724,000, or 17%, compared to the fourth quarter of 2016 and an increase of $1.7 million, or 49%, compared to the first quarter of 2016. The first quarter of 2017 includes a gain on the sale of a banking center totaling $247,000 (net of taxes). The first quarter of 2016 includes merger expenses totaling $398,000 (net of taxes) related to the acquisition of Louisiana Bancorp, Inc. ("Louisiana Bancorp"). Excluding the banking center gain and merger-related expenses, net income for the first quarter 2017 totaled $4.8 million, an increase of $477,000, or 11%, compared to the fourth quarter of 2016 and an increase of $1.0 million, or 27%, compared to the first quarter of 2016.

Diluted earnings per share were $0.69 for the first quarter of 2017, an increase of $0.09, or 15%, compared to the fourth quarter of 2016 and an increase of $0.22, or 47%, compared to the first quarter of 2016. Excluding the banking center gain and merger-related expenses, first quarter 2017 diluted earnings per share increased $0.06, or 10%, compared to the fourth quarter of 2016 and increased $0.13, or 25%, compared to the first quarter of 2016.

"Although economic growth has been muted in both of the states in which we operate," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank, "we have continued to improve our profitability by enhancing the efficiency and effectiveness of many areas of the Company."

The Company also announced that its Board of Directors increased its quarterly cash dividend by $0.01 to $0.14 per share payable on May 19, 2017, to shareholders of record as of May 8, 2017.

Loans and Credit Quality

Loans totaled $1.2 billion at March 31, 2017, a decrease of $905,000 from December 31, 2016, and an increase of $8.9 million from March 31, 2016. During the first quarter of 2017, commercial real estate loans grew $16.9 million. This growth was offset by decreases in most other loan types.

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	March 31,	December 31,	Increase/(Decrease)
(dollars in thousands)	2017	2016	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$339,917	$341,883	$(1,966)	(1)%
Home equity loans and lines	86,993	88,821	(1,828)	(2)
Commercial real estate	444,403	427,515	16,888	4
Construction and land	132,405	141,167	(8,762)	(6)
Multi-family residential	48,251	46,369	1,882	4
Total real estate loans	1,051,969	1,045,755	6,214	1
Other loans:
Commercial and industrial	133,840	139,810	(5,970)	(4)
Consumer	41,119	42,268	(1,149)	(3)
Total other loans	174,959	182,078	(7,119)	(4)
Total loans	$1,226,928	$1,227,833	$(905)	-%

Nonperforming assets ("NPAs"), excluding purchased credit impaired loans, totaled $16.2 million at March 31, 2017, a decrease of $438,000, or 3%, compared to December 31, 2016 and an increase of $6.7 million, or 70%, compared to March 31, 2016. The ratio of total NPAs to total assets was 1.02% at March 31, 2017, compared to 1.07% at December 31, 2016 and 0.62% at March 31, 2016.

The Company recorded net loan recoveries of $100,000 during the first quarter of 2017, compared to net loan charge-offs of $182,000 in the fourth quarter of 2016. There were virtually no net loan charge-offs in the first quarter of 2016. The Company's provision for loan losses for the first quarter of 2017 was $307,000, compared to $500,000 for the fourth quarter of 2016 and $850,000 for the first quarter of 2016.

The ratio of the allowance for loan losses to total loans was 1.05% at March 31, 2017, compared to 1.02% and 0.85% at December 31, 2016 and March 31, 2016, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.38% at March 31, 2017 and December 31, 2016, compared to 1.20% March 31, 2016.

Direct Energy Exposure

The outstanding balance of direct loans to borrowers in the energy sector totaled $33.2 million, or 3% of total outstanding loans, at March 31, 2017, compared to $34.0 million at December 31, 2016. We also had unfunded loan commitments to customers in the energy sector amounting to $5.7 million at March 31, 2017, compared to $6.7 million at December 31, 2016. At March 31, 2017, loans constituting 95% of the balance of our direct energy-related loans were performing in accordance with their original loan agreements. The remaining 5%, or $1.8 million, had been restructured and were paying in accordance with the restructured terms as of March 31, 2017. The Company holds no shared national credits.

The allowance for loan losses attributable to direct energy-related loans totaled 3.34% of the outstanding balance of energy-related loans at March 31, 2017, compared to 3.35% at December 31, 2016.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $205.5 million at March 31, 2017, an increase of $8.4 million, or 4%, from December 31, 2016, and an increase of $13.1 million, or 7%, from March 31, 2016.

At March 31, 2017, the Company had a net unrealized gain position on its investment securities portfolio of $123,000, compared to net unrealized gains of $18,000 and $2.7 million at December 31, 2016 and March 31, 2016, respectively. The Company's investment securities portfolio had a modified duration of 3.5 years at March 31, 2017, compared to 3.6 and 3.1 years at December 31, 2016 and March 31, 2016, respectively.

Deposits

Total deposits were $1.3 billion at March 31, 2017, an increase of $24.1 million, or 2%, from December 31, 2016, and an increase of $28.4 million, or 2%, from March 31, 2016.

The following table sets forth the composition of the Company's deposits as of the dates indicated.

	March31,	December31,	Increase / (Decrease)
(dollars in thousands)	2017	2016	Amount	Percent
Demand deposit	$297,101	$296,519	$582	-%
Savings	112,104	109,414	2,690	2
Money market	258,434	264,784	(6,350)	(2)
NOW	323,161	305,092	18,069	6
Certificates of deposit	281,346	272,263	9,083	3
Total deposits	$1,272,146	$1,248,072	$24,074	2%

Net Interest Income

Net interest income for the first quarter of 2017 totaled $16.0 million, an increase of $367,000, or 2%, compared to the fourth quarter of 2016, and an increase of $247,000, or 2%, compared to the first quarter of 2016. The increase in net interest income in the first quarter of 2017 compared to the fourth quarter of 2016 was due primarily to a $285,000 increase in accretion income on acquired loans and collections of interest and fees on loans previously on non-accrual status (up $142,000). The increase in net interest income in the first quarter of 2017 compared to the first quarter of 2016 was due primarily to a $343,000 increase in accretion income on acquired loans.

The Company's net interest margin was 4.42% for the first quarter of 2017, 12 basis points higher than the fourth quarter of 2016 and two basis points higher than the first quarter of 2016.The increase in the net interest margin in the first quarter of 2017 compared to the fourth quarter of 2016 was due primarily to higher average loan yields. The increase in the net interest margin in the first quarter of 2017 compared to the first quarter of 2016 was due primarily to changes in our interest-earning assets mix and higher average loan yields.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	March 31, 2017		December 31, 2016		March 31, 2016
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable
Originated loans	$900,852	5.17%	$881,047	4.97%	$813,220	5.12%
Acquired loans	329,555	5.99	344,826	5.56	412,357	5.35
Total loan receivable	1,230,407	5.29	1,225,873	5.13	1,225,577	5.20
Investment securities (TE)	200,457	2.23	186,112	2.06	188,549	2.26
Other interest-earning assets	24,932	1.49	27,118	1.18	15,949	1.50
Total interest-earning assets	1,455,796	4.81	1,439,103	4.66	1,430,075	4.77

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	684,872	0.25	674,438	0.24	678,682	0.24
Certificates of deposit	276,908	0.85	265,614	0.80	273,757	0.78
Total interest-bearing deposits	961,780	0.42	940,052	0.40	952,439	0.39
FHLB advances	118,308	1.36	121,325	1.26	125,991	1.25
Total interest-bearing liabilities	$1,080,088	0.52	$1,061,377	0.50	$1,078,430	0.49

Net interest spread (TE)		4.29%		4.16%		4.28%
Net interest margin (TE)		4.42%		4.30%		4.40%

Noninterest Income

Noninterest income for the first quarter of 2017 totaled $2.8 million, an increase of $198,000, or 8%, compared to the fourth quarter of 2016 and an increase of $259,000, or 10%, compared to the first quarter of 2016. The increase in noninterest income for the comparative periods resulted primarily from a gain of $380,000 on the sale of a banking center during the first quarter of 2017. Excluding the gain on the banking center, noninterest income totaled $2.4 million, a decrease of $182,000, or 7%, compared to the fourth quarter of 2016 and a decrease of $121,000, or 5%, compared to the first quarter of 2016. Noninterest income in the first quarter of 2017 compared to the fourth quarter of 2016 also was impacted by lower gains on the sale of mortgage loans (down $276,000), which was partially offset by an increase in other income (up $100,000 resulting primarily from recoveries on acquired charged off loans). The difference in noninterest income in the first quarter of 2017 compared to the first quarter of 2016 also reflects lower service fees and charges (down $99,000) and other income (down $65,000), which were partially offset by an increase in bank card fees (up $82,000).

Noninterest Expense

Noninterest expense for the first quarter of 2017 totaled $11.0 million, a decrease of $927,000, or 8%, compared to the fourth quarter of 2016 and a decrease of $1.3 million, or 11%, compared to the first quarter of 2016. Noninterest expense for the first quarter of 2016 includes $613,000 of merger expenses related to the acquisition of Louisiana Bancorp.

The decrease in noninterest expense in the first quarter of 2017 compared to the fourth quarter of 2016 resulted primarily from lower other expenses (down $382,000 resulting primarily from reduced deposit and debit card fraud), reduced foreclosed asset expenses (down $245,000 resulting from higher net gains on the sale of foreclosed assets), and lower marketing and advertising expenses (down $187,000).

Excluding merger-related expenses, the decrease in noninterest expense for the first quarter of 2017 compared to the first quarter of 2016 resulted primarily from reduced compensation and benefits expenses (down $373,000) and expenses on foreclosed assets (down $177,000).

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except earnings per share data)	March 31, 2017	December 31, 2016	March 31, 2016
Reported noninterest expense	$11,031	$11,957	$12,341
Less: Merger-related expenses	-	-	613
Non-GAAP noninterest expense	$11,031	$11,957	$11,728

Reported noninterest income	$2,826	$2,628	$2,567
Less: Gain on sale of banking center	380	-	-
Non-GAAP noninterest income	$2,446	$2,628	$2,567

Reported net income	$5,006	$4,282	$3,350
Less: Gain on sale of banking center, net of tax	247	-	-
Add: Merger-related expenses, net tax	-	-	398
Non-GAAP net income	$4,759	$4,282	$3,748

Diluted EPS	$0.69	$0.60	$0.47
Less: Gain on sale of banking center	0.03	-	-
Add: Merger-related expenses	-	-	0.06
Non-GAAP diluted EPS	$0.66	$0.60	$0.53

Reported net income	$5,006	$4,282	$3,350
Add: Amortization CDI, net tax	121	126	138
Non-GAAP tangible income	$5,127	$4,408	$3,488

Total Assets	$1,583,497	$1,556,732	$1,544,121
Less: Intangibles	12,577	12,762	15,119
Non-GAAP tangible assets	$1,570,920	$1,543,970	$1,529,002

Total shareholders' equity	$184,720	$179,843	$169,164
Less: Intangibles	12,577	12,762	15,119
Non-GAAP tangible shareholders' equity	$172,143	$167,081	$154,045
Common equity ratio	11.67%	11.55%	10.96%
Less: Intangibles	0.71	0.73	0.89
Non-GAAP tangible common equity ratio	10.96%	10.82%	10.07%

Return on average equity	10.95%	9.58%	7.97%
Add: Intangibles	1.10	1.04	1.16
Non-GAAP return on tangible common equity	12.05%	10.62%	9.13%

Book value per share	$25.05	$24.47	$23.31
Less: Intangibles	1.70	1.74	2.08
Non-GAAP tangible book value per share	$23.35	$22.73	$21.23

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets, impact of the gain on the sale of a banking center and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2016, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	March 31,	March 31,	%	December 31,
	2017	2016	Change	2016
Assets
Cash and cash equivalents	$ 52,378,725	$ 17,960,269	192%	$ 29,314,741
Interest-bearing deposits in banks	1,639,000	4,653,585	(65)	1,884,000
Investment securities available for sale, at fair value	192,188,925	178,533,171	8	183,729,857
Investment securities held to maturity	13,283,010	13,845,761	(4)	13,365,479
Mortgage loans held for sale	5,292,439	11,504,158	(54)	4,156,186
Loans, net of unearned income	1,226,927,674	1,218,059,238	1	1,227,833,309
Allowance for loan losses	(12,917,650)	(10,397,231)	24	(12,510,708)
Total loans, net of allowance for loan losses	1,214,010,024	1,207,662,007	1	1,215,322,601
Office properties and equipment, net	39,233,248	42,190,686	(7)	39,566,639
Cash surrender value of bank-owned life insurance	20,268,269	19,787,613	2	20,149,553
Accrued interest receivable and other assets	45,203,380	47,983,954	(6)	49,242,977
Total Assets	$ 1,583,497,020	$ 1,544,121,204	3	$ 1,556,732,033

Liabilities
Deposits	$ 1,272,146,338	$ 1,243,698,838	2%	$ 1,248,072,453
Federal Home Loan Bank advances	118,183,717	113,010,613	5	118,533,173
Accrued interest payable and other liabilities	8,447,269	18,247,985	(54)	10,283,383
Total Liabilities	1,398,777,324	1,374,957,436	2	1,376,889,009

Shareholders' Equity
Common stock	73,737	72,568	2%	73,502
Additional paid-in capital	80,092,853	77,389,045	4	79,425,604
Common stock acquired by benefit plans	(4,221,293)	(4,620,078)	(9)	(4,315,223)
Retained earnings	108,694,266	94,542,265	15	104,647,375
Accumulated other comprehensive income	80,133	1,779,968	(96)	11,766
Total Shareholders' Equity	184,719,696	169,163,768	9	179,843,024
Total Liabilities and Shareholders' Equity	$ 1,583,497,020	$ 1,544,121,204	3	$ 1,556,732,033

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Three
	March 31,		%	Months Ended	%
	2017	2016	Change	December 31, 2016	Change
Interest Income
Loans, including fees	$16,243,268	$16,018,095	1%	$ 15,971,349	2%
Investment securities	1,028,634	971,084	6	870,456	18
Other investments and deposits	91,365	59,382	54	80,775	13
Total interest income	17,363,267	17,048,561	2	16,922,580	3

Interest Expense
Deposits	992,441	931,853	7%	937,483	6%
Federal Home Loan Bank advances	401,623	394,227	2	383,194	5
Total interest expense	1,394,064	1,326,080	5	1,320,677	6
Net interest income	15,969,203	15,722,481	2	15,601,903	2
Provision for loan losses	306,832	850,000	(64)	500,000	(39)
Net interest income after provision for loan losses	15,662,371	14,872,481	5	15,101,903	4

Noninterest Income
Service fees and charges	936,928	1,036,410	(10)%	977,049	(4)%
Bank card fees	683,514	601,201	14	666,769	3
Gain on sale of loans, net	288,063	300,673	(4)	564,434	(49)
Income from bank-owned life insurance	118,716	120,712	(2)	121,355	(2)
Gain (loss) on the sale of assets, net	355,540	7	-	(45,057)	889
Other income	443,045	508,275	(13)	343,145	29
Total noninterest income	2,825,806	2,567,278	10	2,627,695	8

Noninterest Expense
Compensation and benefits	6,775,449	7,201,036	(6)%	6,788,326	-%
Occupancy	1,219,882	1,309,597	(7)	1,315,614	(7)
Marketing and advertising	226,596	257,664	(12)	413,437	(45)
Data processing and communication	1,075,207	1,543,715	(30)	1,142,859	(6)
Professional fees	231,371	294,207	(21)	185,616	25
Forms, printing and supplies	135,300	177,292	(24)	135,701	-
Franchise and shares tax	201,967	219,773	(8)	161,456	25
Regulatory fees	322,838	322,691	-	345,818	(7)
Foreclosed assets, net	(58,776)	118,377	(150)	186,049	(132)
Other expenses	900,880	896,836	1	1,282,621	(30)
Total noninterest expense	11,030,714	12,341,188	(11)	11,957,497	(8)
Income before income tax expense	7,457,463	5,098,571	46	5,772,101	29
Income tax expense	2,451,762	1,748,893	40	1,490,047	65
Net income	$ 5,005,701	$ 3,349,678	49	$ 4,282,054	17

Earnings per share - basic	$ 0.72	$ 0.49	47%	$ 0.62	16%
Earnings per share - diluted	$ 0.69	$ 0.47	47	$ 0.60	15

Cash dividends declared per common share	$ 0.13	$ 0.09	44%	$ 0.12	8%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	March 31,		%	Months Ended	%
	2017	2016	Change	December 31, 2016	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 17,363	$ 17,049	2%	$ 16,923	3%
Total interest expense	1,394	1,326	5	1,321	6
Net interest income	15,969	15,723	2	15,602	2
Provision for loan losses	307	850	(64)	500	(39)
Total noninterest income	2,826	2,567	10	2,628	8
Total noninterest expense	11,031	12,341	(11)	11,957	(8)
Income tax expense	2,452	1,749	40	1,491	65
Net income	$ 5,005	$ 3,350	49	$ 4,282	17

AVERAGE BALANCE SHEET DATA
Total assets	$1,561,282	$1,544,910	1%	$ 1,545,831	1%
Total interest-earning assets	1,455,796	1,430,075	2	1,439,103	1
Total loans	1,230,407	1,225,577	-	1,225,873	-
Total interest-bearing deposits	961,780	952,439	1	940,052	2
Total interest-bearing liabilities	1,080,088	1,078,430	-	1,061,377	2
Total deposits	1,253,094	1,237,871	1	1,235,471	1
Total shareholders' equity	182,868	168,039	9	178,808	2

SELECTED RATIOS (1)
Return on average assets	1.28%	0.87%	47%	1.11%	15%
Return on average equity	10.95	7.97	37	9.58	14
Return on average tangible common equity(2)	12.05	9.13	32	10.62	14
Common equity ratio	11.67	10.96	7	11.55	1
Tangible common equity ratio(3)	10.96	10.07	9	10.82	1
Efficiency ratio (4)	58.69	67.48	(13)	65.59	(11)
Average equity to average assets	11.71	10.88	8	11.57	1
Tier 1 leverage capital ratio(5)	10.15	8.97	13	9.94	2
Total risk-based capital ratio(5)	14.54	12.79	14	13.96	4
Net interest margin (6)	4.42	4.40	1	4.30	3

PER SHARE DATA
Basic earnings per share	$ 0.72	$ 0.49	47%	$ 0.62	16%
Diluted earnings per share	0.69	0.47	47	0.60	15
Book value at period end	25.05	23.31	8	24.47	2
Tangible book value at period end	23.35	21.23	10	22.73	3

PER SHARE DATA
Shares outstanding at period end	7,373,641	7,256,671	2%	7,350,102	-%
Weighted average shares outstanding
Basic	6,936,301	6,784,478	2%	6,897,135	1%
Diluted	7,207,263	7,052,369	2	7,165,278	1

_____________________________________
(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)	Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes divided by average common shareholders' equity less average intangible assets.
(3)	Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(4)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(5)	Estimated capital ratios are end of period ratios for the Bank only.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	March 31, 2017			December 31, 2016			March 31, 2016
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)

CREDIT QUALITY(1)
Nonaccrual loans	$1,524	$13,072	$14,596	$1,463	$12,290	$13,753	$1,495	$5,635	$ 7,130
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	1,524	13,072	14,596	1,463	12,290	13,753	1,495	5,635	7,130
Foreclosed assets	890	722	1,612	2,171	722	2,893	2,199	180	2,379
Total nonperforming assets	2,414	13,794	16,208	3,634	13,012	16,646	3,694	5,815	9,509
Performing troubled debt restructurings	3,314	1,056	4,370	3,380	1,270	4,650	1,855	783	2,638
Total nonperforming assets and troubled debt restructurings	$5,728	$14,850	$20,578	$7,014	$14,282	$21,296	$5,549	$6,598	$12,147

Nonperforming assets to total assets			1.02%			1.07%			0.62%
Nonperforming loans to total assets			0.92			0.88			0.46
Nonperforming loans to total loans			1.19			1.12			0.59
Allowance for loan losses to nonperforming assets			79.70			75.16			109.33
Allowance for loan losses to nonperforming loans			88.50			90.97			145.82
Allowance for loan losses to total loans			1.05			1.02			0.85

Year-to-date loan charge-offs			$ 18			$ 446			$ 106
Year-to-date loan recoveries			118			209			106
Year-to-date net loan charge-offs			$ (100)			$ 237			$ -
Annualized YTD net loan charge-offs to total loans			-%			0.02%			-%

________________________________________
(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Purchased credit impaired loans accounted for in pools with an accretable yield are considered to be performing and are excluded from nonperforming loans. Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

CONTACT: John W. Bordelon, President and CEO (337) 237-1960